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[LOGO OF FIRST UNION]                                               Exhibit 99.1

  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.


  VOTE BY TELEPHONE: You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right hand corner of this form.


   OPTION A: To vote as the Board of Directors recommends on ALL proposals:
  Press 1.


   OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:


         Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.


         Item 2: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. For all remaining Proposals: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm your vote by pressing 1.


  VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ftu


   PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY TELEPHONE OR
  INTERNET.


                           THANK YOU FOR VOTING

                                               CONTROL NUMBER
   Call * * Toll Free * * On a                      FOR
    Touch-Tone Telephone                     TELEPHONE/INTERNET VOTING


   1-800-214-7371--ANYTIME


  There is NO CHARGE to you for
         this call.



              TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------
[X] Please mark your
    votes as indicated
    in this example


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5 AND
                           "AGAINST" PROPOSAL 6


(1) A First Union              FOR     AGAINST    ABSTAIN
    proposal to                [_]       [_]        [_]
    approve the plan
    of merger
    providing for the
    merger between
    Wachovia
    Corporation and
    First Union.

(2) A First Union      FOR all nominees listed        WITHHOLD
    proposal to elect  (except as indicated to    authority to vote
    directors. Class         the contrary)         for all nominees
    III: 01 G. Alex               [_]                    [_]
    Bernhardt, Sr.,
    02 Joseph Neubauer,
    03 Ruth G. Shaw and
    04 Lanty L. Smith,
    Class I: 05 Roddey
    Dowd, Sr.

 INSTRUCTIONS: To
 withhold authority
 to vote for any
 individual
 nominee(s) write
 the name(s) of such
 nominee(s) in the
 space provided
 below.

---------------------

(3) A First Union              FOR     AGAINST    ABSTAIN
    proposal to                [_]       [_]        [_]
    approve our Senior
    Management
    Incentive Plan.

(4) A First Union              [_]       [_]        [_]
    proposal to amend
    our 1998 Stock
    Incentive Plan.

(5) A First Union              FOR     AGAINST    ABSTAIN
    proposal to ratify         [_]       [_]        [_]
    the appointment
    of KPMG LLP as
    auditors for the
    year 2001.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "AGAINST" PROPOSAL 6.

(6) A stockholders             [_]       [_]        [_]
    proposal regarding
    political
    contributions.

I plan to attend the meeting             [_]

DATE: ___________________, 2001

SIGNATURE _______________________________

SIGNATURE _______________________________
              TITLE     SIGNATURE(S)

Note: Signature(s) should
agree with name(s) on proxy
form. Executors, administrators,
trustees and other fiduciaries,
and persons signing on behalf of
corporation, or partnership,
should so indicate when signing.

              TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------





                          FIRST UNION CORPORATION


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                    FOR ANNUAL MEETING OF STOCKHOLDERS


                               JULY 31, 2001


    The undersigned holder of shares of common stock of First Union Corporation (First Union) hereby constitutes and appoints William H. Goodwin, Jr., Joseph Neubauer and Ruth G. Shaw, or any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of First Union's common stock held of record by the undersigned on June 12, 2001, at the Annual Meeting of Stockholders of First Union to be held on July
    31, 2001, at    :    a.m., in the     Charlotte, North Carolina    , and
    at any adjournments or postponements thereof.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 AND "AGAINST" PROPOSAL 6. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILl BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION. THIS PROXY REVOKES ALL PRIOR PROXIES.


  (PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL


                 WITHOUT DELAY IN THE ENCLOSED ENVELOPE.)


                                                            SEE REVERSE SIDE

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